DATRON SYSTEMS INCORPORATED
PROFIT SHARING AND SAVINGS PLAN
(Amended and Restated as of April 1, 1998)


TABLE OF CONTENTS
                                         Page

1.  DEFINITIONS                             3
2.  PARTICIPATION                          11
2.1.  Service Requirement and Commencement
        Date.                              11
2.2.  Period of Participation              12
2.3.  Suspended Participation              12
3. DEFERRED PAY CONTRIBUTIONS              12
3.1.  General Rules                        12
3.2.  Limitations on Deferred Pay
        Contributions                      13
3.3.  Administrative Committee May Modify
        or Revoke Deferred Pay
        Contribution Elections             13
3.4.  Distribution of Excess Deferrals and
        Excess Contributions               14
3.5.  Special Employer Contributions       15
4.  EMPLOYER MATCHING AND PROFIT SHARING
      CONTRIBUTIONS                        15
4.1.  Matching Contributions               15
4.2.  Profit Sharing Contributions         15
4.3.  Time for Contributions               16
4.4.  Limitations on Employer
        Contributions                      16
4.5.  Administrative Committee May Reduce or
        Discontinue Matching Contributions 16
4.6.  Distribution of Excess Aggregate
        Contributions                      16
5.  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS  17
5.1.  Accounts                             17
5.2.  Valuation of Accounts                17
5.3.  Allocation of Employer Contributions
        and Forfeitures                    18
5.4.  Limitations on Allocations           19
6.  VESTING AND TREATMENT OF FORFEITURES   21
6.1.  Vesting                              21
6.2.  Forfeitures                          22
7.  INVESTMENT OF PLAN ASSETS              23
7.1.  Options Available to Participants    23
7.2.  No Investment in Securities of the
        Company or in Real Estate Leased
        to the Company                     24
7.3.  Certain Other Investments            24
8.  DISTRIBUTION OF BENEFITS AND
      WITHDRAWALS                          24
8.1.  Amount of Plan Benefit               24
8.2.  Time of Distribution                 25
8.3.  Methods of Distribution              26
8.4.  Valuation of Accounts for
        Distribution                       26
8.5.  Distribution after Total Disability  27
8.6.  Distribution Pursuant to a Qualified
        Domestic Relations Order           27
8.7.  Withdrawal After Age 59 1/2          27
8.8.  Withdrawals in the Event of Financial
        Hardship                           27
8.9.  Loans to Employees                   29
8.10. Direct Benefit Transfers             29
9.  DEATH BENEFITS AND BENEFICIARIES       30
9.1.  Death Benefits                       30
9.2.  Designation of Beneficiary           31
9.3.  Absence of Valid Designation of
        Beneficiary                        31
9.4.  Direct Benefit Transfers             31
10.  TRUST AND PAYMENT OF BENEFITS AND
       EXPENSES                            31
10.1.  Trust                               31
10.2.  Payment of Benefits                 32
10.3.  Expenses of Plan Administration     32
11.  ADMINISTRATION                        32
11.1.  Board of Directors                  32
11.2.  Administrative Committee            32
11.3.  Appointment of Investment Managers  35
11.4.  Funding Policy                      35
11.5.  Engagement of Advisors              35
11.6.  Service in More than One Fiduciary
         Capacity                          35
11.7.  Indemnification                     35
12.  CLAIMS AND REVIEW PROCEDURES          36
12.1.  Claims Procedure                    36
12.2.  Review Procedure                    37
13.  AMENDMENT AND TERMINATION             37
13.1.  Amendment                           37
13.2.  Termination, Partial Termination,
         or Complete Discontinuance of
         Contributions                     38
14.  MISCELLANEOUS                         38
14.1. No Effect on Employment Relationship 38
14.2.  Mergers and Transfer of Assets      38
14.3.  Prohibition Against Assignment      39
14.4.  Permissible Reversions              39
14.5.  Masculine/Feminine; Singular/Plural 40
14.6.  Missing Participant or Beneficiary  40
14.7.  Notices and Elections               40
14.8.  Top Heavy Rules                     40
14.9.  Rollovers and Direct Transfers from
         Other Plans                       42
14.10. Compliance with Section 401(a)(9) of
         the Code                          43
14.11. Benefits for Certain Reemployed
         Participants Who Return from
         Military Service                  43
14.12. Applicable Law and Severability     43





                    DATRON SYSTEMS INCORPORATED
                  PROFIT SHARING AND SAVINGS PLAN
               (Amended and Restated as of April 1, 1998


INTRODUCTION

i. Datron Systems Incorporated (the "Company") originally adopted this Plan effective April 1, 1980, and has amended and restated it from time to time thereafter.

ii. Effective as of April 1, 1998, unless otherwise indicated, the Plan was amended and restated to read as set forth herein. The principal changes reflected in this amendment and restatement are designed to reflect the merger of the Datron World Communications Inc.
Profit Sharing and Savings Plan (the "Datron World
Plan") with and into this Plan effective as of February
1, 1998, but the Company has also adopted additional changes that are deemed necessary or desirable.

iii. The primary purpose of the Plan is to provide
Eligible Employees with the opportunity to accumulate funds for their retirement through a program of pre-tax savings, which may be supplemented by contributions made by their Participating Employer. In this regard, the Plan and the trust established hereunder are intended to qualify as a "profit sharing plan" under section 401(a) of the Code and as a "qualified cash or deferred arrangement" under section 401(k) of the Code. Another purpose of the Plan is to provide security for Participants and their Beneficiaries through the provision of benefits in the event of a Participant's death or Total Disability.

iv. Except as otherwise indicated, the provisions of this amended and restated Plan shall apply only to individuals who are Employees on or after February 1, 1998. The benefits payable under the Plan to (or with respect to) any individual who ceased to be an Employee prior to February 1, 1998, and the rights and obligations of any such individual with respect to such benefits, shall be determined under the terms of the Plan as in effect on (or as of) the date such individual ceased to be an Employee.

1.     DEFINITIONS

The terms defined in this Section are indicated by capitalized initial letters wherever they appear in the Plan and, whenever used, shall have the following meanings:

1.1 "Administrative Committee" shall mean the committee described in Section 11.2.

1.2 "Beneficiary" shall mean the person or persons entitled to receive any benefits payable hereunder after the death of a Participant (determined under Section 9).

1.3 "Board of Directors" shall mean the board of directors of the Company.

1.4  "Code" shall mean the Internal Revenue Code of
1986, as amended.

1.5  "Company" shall mean Datron Systems Incorporated, a
Delaware corporation.

1.6 "Compensation" shall mean, with respect to any Employee, the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment by the Company or any Related Company, plus the amount, if any, of his Deferred Pay Contributions and the amount of any Participating Employer contributions to a "cafeteria plan" governed by section
125 of the Code that are made at the Employee's election, but excluding the following:

(a) Contributions to this Plan and any other plan of deferred compensation, to the extent deductible or not includable in gross income by the Employee;

(b)  Distributions from any plan of deferred
compensation other than an unfunded plan that is not qualified under section 401 of the Code;

(c) Amounts realized from the exercise of a stock option or the disposition of stock acquired on exercise of a stock option;

(d) Amounts realized on the vesting of restricted property; and

(e) All other amounts that receive special tax benefits under the Code.

1.7  "Covered Compensation" shall mean an Eligible
Employee's Compensation. Notwithstanding the preceding sentence: (i) except as otherwise provided herein, the amount of any Eligible Employee's "Covered Compensation" taken into account under the Plan for any Plan Year shall not exceed $160,000 (or such larger amount as may be prescribed for that Plan Year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code);
and (ii) for purposes of determining the amount of any Participant's Deferred Pay Contributions under Section
3, his "Covered Compensation" shall be limited to amounts payable after the effective date of his election to make such Contributions.

1.8 "Deferred Pay Account" shall mean the account established pursuant to Section 5.1 for each Participant who elects to make Deferred Pay Contributions to the Plan, to which such Contributions are credited.

1.9 "Deferred Pay Contributions" shall mean, with respect to any Participant, the amount of his Compensation that he has elected to contribute to the Plan pursuant to Section 3.1.

1.10 "Eligible Employee" shall mean each Employee of a Participating Employer, except the following:

(a) any such person who is a "leased employee" within the meaning of section 414(n) of the Code;

(b) any such person who is a member of a collective bargaining unit that has entered into a collective bargaining agreement with his Participating Employer with respect to which there is evidence that retirement benefits were the subject of good faith bargaining, unless participation in this Plan is specifically provided for in such agreement; and

(c) any such person who is not classified as an Employee for tax purposes by his Participating Employer.

1.11 "Employee" shall mean any individual employed by the Company or any Related Company any portion of whose compensation is subject to withholding of income tax and/or for whom social security contributions are made by the Company or Related Company that employs him. The term "Employee" shall also include individuals who are "leased employees" within the meaning of section 414(n) of the Code and who are providing services to the Company or any Related Company, other than any such individuals who are described in section 414(n)(5) of the Code. An Employee's employment shall not be considered terminated for purposes of the Plan while he is on an unpaid leave of absence. "Leave of absence" shall mean a leave granted by the Company or any Related
Company, in accordance with rules uniformly applied to all of its Employees, for reasons of health or public service, or for other reasons determined by the Company or Related Company to be in its best interests, and shall include periods of military service for which reemployment rights are prescribed by law.
Notwithstanding the foregoing provisions of this Section, Employees who do not return to the employ of the Company or any Related Company within 30 days (or such longer period as may be prescribed by law) following the end of their leave of absence, or in the case of military service within the period their reemployment rights are protected by law, shall be deemed to have terminated their employment as of the earlier of (a) the date the leave ended, or (b) the first anniversary of the date the leave began (unless such failure to return was the result of death, Total
Disability or Normal Retirement, in which case employment shall be deemed to have terminated on the date of death, Total Disability or Normal Retirement, as applicable).

1.12 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

1.13 "Highly Compensated Employee" shall mean, with respect to any Plan Year, an Employee who performs services for the Company or any Related Company during such Plan Year and who:

(a)  Is a 5% owner (within the meaning of section
416(i)(1)(B)(i) of the Code) of the Company or any Related Company during that Plan Year or the preceding
Plan Year; or

(b) Receives Compensation in excess of $80,000 during the preceding Plan Year and, if elected by the Administrative Committee for such preceding Year, was in the Top-Paid Group for such preceding Year.

1.14 "Hour of Service" shall mean, with respect to any
Employee:

(a) Each hour for which the Employee is paid or entitled to payment by the Company or any Related
Company for the performance of duties. Hours of Service credited under this paragraph shall be credited to the Plan Year or Service Anniversary Year, as appropriate, in which the duties are performed;

(b) Each hour for which the Employee is paid or entitled to payment by the Company or any Related
Company on account of a period of time during which no duties are performed due to vacation, holiday, sickness, incapacity (including disability), leave of absence, layoff, jury duty and military service; provided that no more than 501 Hours of Service shall be credited under this paragraph on account of any single continuous period during which the Employee performs no duties, and further provided that no Hours of Service shall be credited under this paragraph if the only payments made or due to the Employee with respect to such period arise under a plan maintained solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws. The number of Hours of Service credited under this paragraph and the Plan Year or Service Anniversary Year, as appropriate, to which they shall be credited shall be determined in accordance with Department of Labor Regulations, section
2530.200b-2(b);

(c) Solely for purposes of determining whether the Employee has had a One-Year Break in Service, each hour for which the Employee is absent from work by reason of a Maternity or Paternity Absence; provided that no more than 501 Hours of Service shall be credited to the Employee under this paragraph by reason of any one such Absence. If the Employee needs any of the Hours of Service credited under this paragraph to avoid a One-Year Break in Service in the Plan Year or Service
Anniversary Year, as appropriate, in which the Maternity or Paternity Absence begins, such Hours of Service shall only be credited to such Year. If the Employee does not need any of the Hours of Service credited under this paragraph to avoid a One-Year Break in Service in the Plan Year or Service Anniversary Year, as appropriate, in which the Maternity or Paternity Absence begins, such Hours of Service shall be credited to the next such Year. For each day of Maternity or Paternity Absence covered by this paragraph, the Employee shall be credited with the number of Hours of Service with which he would have been credited but for such Absence, based on his normal work schedule for the pay period immediately prior to the commencement of such Absence;

(d) Each hour for which the Employee receives (or is entitled to receive) back pay from the Company or any Related Company, irrespective of mitigation of damages;
provided that no Hour of Service shall be credited under this paragraph that has previously been credited to the Employee under paragraph (a), (b) or (c) above. The number of Hours of Service credited under this paragraph and the Plan Year or Service Anniversary Year, as appropriate, to which they shall be credited shall be determined in accordance with Department of Labor
Regulations, section 2530.200b-2(b); and

(e) Each hour during an unpaid leave of absence granted in accordance with Section 1.11 (or during a period of military service described in that Section) for which the Employee would have been paid or entitled to payment had he not been granted such leave of absence (or performed such military service), based on the Employee's normal work schedule for the pay period immediately prior to the commencement of the leave (or military service); provided that no more than 501 Hours of Service shall be credited under this paragraph on account of any one such unpaid leave of absence (or period of military service), and further provided that no Hours of Service shall be credited under this paragraph for any period after the Employee's employment is deemed to have terminated under the rules set forth in Section 1.11. Hours of Service credited under this paragraph shall be credited to the Plan Year(s) or Service Anniversary Year(s), as appropriate, that include the pay periods during which the leave (or military service) occurs.

Any Employee with respect to whom an accurate record of Hours of Service is not kept by the Company or any Related Company shall be credited with 10 Hours of Service for each day during which he completes at least one Hour of Service.

1.15 "Limitation Year" shall mean the Plan Year.

1.16 "Matching Contributions" shall mean the amount, if any, contributed to the Plan by the Participating
Employers pursuant to Section 4.1 as a function of Participants' Deferred Pay Contributions.

1.17 "Matching Contributions Account" shall mean the account established for each Participant pursuant to
Section 5.1, to which his share of any Matching
Contributions made by his Participating Employer is credited.

1.18 "Maternity or Paternity Absence" shall mean an Employee's absence from employment with the Company or any Related Company:

(a)  Because of the pregnancy of the Employee;

(b)  Because of the birth of a child of the Employee;

(c) Because of the placement of a child with the Employee in connection with his adoption of such child;
or

(d) For purposes of caring for a child described in paragraph (b) or (c) for a period beginning immediately following its birth or placement with the Employee.

An Employee shall submit to the Administrative Committee such timely information as the Committee may reasonably require to establish that an absence qualifies as a Maternity or Paternity Absence.

1.19 "Normal Retirement" shall mean ceasing to be an Employee upon or after attaining Normal Retirement Age.

1.20 "Normal Retirement Age" shall mean age 65.

1.21 "One-Year Break in Service" shall mean, with respect to any Employee, a Service Anniversary Year or Plan Year, as appropriate, during which the Employee does not complete more than 500 Hours of Service.

1.22 "Participant" shall mean an Eligible Employee who is participating in the Plan in accordance with Section
2.

1.23 "Participating Employer" shall mean the Company,
Datron/Transco Inc., Datron World Communications Inc.
and any other Related Company that has been authorized by the Board of Directors to participate in this Plan with respect to all or any portion of its Employees and that has adopted this Plan by appropriate corporate action.

1.24 "Plan" shall mean the Datron Systems Incorporated
Profit Sharing and Savings Plan, as set forth herein and as it may be amended from time to time hereafter.

1.25 "Plan Accounts" shall mean a Participant's Deferred
Pay Account, Matching Contributions Account, Profit
Sharing Account, any Special Contribution Account established for the Participant and any Rollover Account established for the Participant, or any of such Accounts, as applicable.

1.26 "Plan Benefit" shall have the meaning specified in
Section 8.1.

1.27 "Plan Year" shall mean each 12-consecutive month period commencing April 1 and ending the next following
March 31.

1.28 "Profit Sharing Account" shall mean the account established for each Participant pursuant to Section
5.1, to which his share of any Profit Sharing
Contribution made by his Participating Employer is credited.

1.29 "Profit Sharing Contribution" shall mean the amount, if any, contributed to the Plan by the Participating Employers pursuant to Section 4.2.

1.30 "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including approval of a property settlement agreement) issued pursuant to any State domestic relations law (including a community property law) that the Administrative Committee determines is a "qualified domestic relations order" within the meaning of section 414(p) of the Code. Such determination shall be made under reasonable procedures established by the Administrative Committee.

1.31 "Quarter" shall mean a calendar quarter, commencing
January 1, April 1, July 1 and October 1.

1.32 "Related Company" shall mean: (i) any corporation that is a member of the same "controlled group of corporations" (as defined in section 414(b) of the Code) as the Company; (ii) a trade or business (whether or not incorporated) that is under "common control" (as defined in section 414(c) of the Code) with the Company; (iii) a trade or business (whether or not incorporated) that is a member of the same "affiliated service group" (as defined in section 414(m) of the Code) as the Company;
and (iv) any other entity that must be combined with the Company and treated as a single employer under regulations issued under section 414(o) of the Code;
provided that, except as provided in the following sentence, status as a Related Company shall be limited to periods after the date of the affiliation with the Company described in this Section. With respect to individuals who are (or were) employed by Transco
Communications, Inc., the term "Related Company" shall include any predecessor of that company.

1.33 "Rollover Account" shall mean the account established pursuant to Section 5.1 for each Eligible
Employee who elects to roll over a distribution from another tax-qualified retirement plan into this Plan or who arranges to have an amount transferred directly from another tax-qualified retirement plan into this Plan, in either case in accordance with Section 14.9.

1.34 "Service Anniversary Year" shall mean, with respect to any Employee, each 12-consecutive month period commencing on the date the Employee first performs an Hour of Service and anniversaries of such date.

1.35 "Special Contribution Account" shall mean the account established pursuant to Section 5.1 for each Eligible Employee who receives an allocation of any special contribution to the Plan made pursuant to
Section 3.5.

1.36 "Top-Heavy Plan" shall have the meaning specified in Section 14.8(b).

1.37 "Top-Paid Group" shall mean, with respect to any Plan Year, the top 20% of all Employees who perform services for the Company or any Related Company during such Plan
Year, ranked on the basis of their Compensation for such Plan Year. In determining the number of Employees in the Top-Paid Group for any Plan Year:

(a) All Employees described in section 414(q)(5) of the Code (and the regulations promulgated thereunder) shall be included; and

(b)  Nonresident aliens who receive no earned income
(within the meaning of section 911(d)(2) of the Code) that constitutes income from sources within the United
States (within the meaning of section 861(a)(3) of the Code) from the Company or any Related Company during such Plan Year shall be excluded.

An individual described in paragraph (b) of this Section shall also be excluded in determining the members of the Top-Paid Group for any Plan Year.

1.38 "Total Disability" or "Totally Disabled" shall mean a physical or mental incapacity that prevents a Participant from performing his normal job and that a medical examiner satisfactory to the Administrative
Committee certifies is likely to be
permanent.

1.39 "Trust" shall mean the trust described in Section
10.

1.40 "Trustee" shall mean the trustee(s) of the Trust established pursuant to the Plan.

1.41 "Year of Service" shall mean, with respect to any
Employee:
(a) for purposes of determining vesting with respect to periods prior to April 1, 1991, a Service Anniversary Year during which the Employee completes at least 1,000 Hours of Service; and (b) for purposes of determining vesting with respect to periods after March 31, 1991, a Plan
Year during which the Employee completes at least 1,000
Hours of Service, provided, however, that, if an Employee completes at least 1,000 Hours of Service in his Service Anniversary Year that ends on or after April
1, 1991 and also completes at least 1,000 Hours of Service in the Plan Year that commences on such date, he shall be credited with two Years of Service for purposes of vesting at the end of such Plan Year (or on an earlier date in such Plan Year on which he ceases to be an Employee). Notwithstanding the foregoing provisions of this Section, an Employee's Years of Service shall not include the following:

(i) any Years of Service completed before the Employee has five consecutive One-Year Breaks in Service, if the Employee had not completed at least three Years of Service before the first of such One-Year Breaks in Service; or

(ii) any Years of Service completed prior to April 1, 1980.

2.     PARTICIPATION

2.1    Service Requirement and Commencement Date.

(a)  Current Participants.  Each Employee who was a
Participant on February 1, 1998 shall continue to participate on and after February 1, 1998 under and in accordance with the terms of this Plan.

(b) Future Participants. Any Employee not described in paragraph (a) of this Section shall automatically commence participating in the Plan on the first day of the first pay period next following the date he has been an Employee for six months and has completed 500 Hours of Service, provided he is an Eligible Employee on such day. If 500 Hours of Service are not completed during the first six months of employment, participation in the Plan shall commence on the first day of the first pay period next following the expiration of any succeeding six-month period of employment during which 500 Hours of Service are completed, provided the Employee is an Eligible Employee on such day. If an Employee is not an Eligible Employee on such day, he shall automatically commence participating in the Plan on the day he becomes an Eligible Employee.

(c)  Special Rule for Rollover Accounts.
Notwithstanding the foregoing provisions of this Section, an Eligible Employee who makes a rollover contribution to this Plan (in accordance with Section
14.9) or who arranges for a direct transfer of funds into this Plan (in accordance with Section 14.9) shall automatically commence participating in the Plan with respect to his Rollover Account (but not for purposes of Sections 3 and 4) on the date such rollover or transfer is made.

2.2 Period of Participation. A Participant's participation in the Plan shall continue until the date he has received the entire amount to which he is entitled under the Plan or, if earlier, the date of his death.

2.3 Suspended Participation. A Participant who ceases to be an Eligible Employee but continues to be an Employee shall become a suspended Participant. No amounts shall be credited to a suspended Participant's
Plan accounts that are based on his Covered Compensation for the period of his suspension. However, a suspended
Participant shall continue to vest and shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period he is on suspended status.

3.     DEFERRED PAY CONTRIBUTIONS

3.1    General Rules.

(a) Written Election. Each Participant may elect to make Deferred Pay Contributions to the Plan. Such an election must be filed at least 10 days prior to the desired commencement date.

(b) Amount of Deferred Pay Contributions. Subject to any limitations imposed by the Administrative Committee and to the contribution limitations set forth in Section
3.2 below, the amount of a Participant's Deferred Pay
Contributions may be any specified percentage, in 1% increments, from 1% to 25% of his Covered Compensation.

(c) Deemed Employer Contributions. For federal income tax purposes, Deferred Pay Contributions shall be deemed to be Participating Employer contributions to the Plan, and a Participant's election to make Deferred Pay
Contributions shall constitute an election to have the amount that would otherwise constitute his Compensation reduced by the amount of his Deferred Pay Contributions.

(d)  Change in Amount of Deferred Pay Contributions.
Subject to any limitations imposed by the Administrative
Committee and to the contribution limitations set forth in Section 3.2 below, a Participant may change the percentage of his Deferred Pay Contributions to any percentage allowed under paragraph (b) of this Section, effective on the first day of the first pay period in any month, by giving written notice to his Participating
Employer at least 10 days prior to the last day of the month preceding the month the change is to become effective.

(e)  Stopping and Resuming Deferred Pay Contributions.
A Participant may elect to discontinue future Deferred
Pay Contributions at any time, and any such election shall be effective as soon as reasonably practicable after its receipt by the appropriate Participating
Employer. Following a discontinuance, a Participant may resume making Deferred Pay Contributions, effective on the first day of the first pay period in any Quarter, by giving written notice to his Participating Employer at least 10 days prior to the last day of the month preceding the month contributions are to resume.

(f)  Payment to Trust.  A Participant's Deferred Pay
Contributions shall be paid to the Trust by his Participating Employer as soon as reasonably practicable, and no later than 15 days, after the amount otherwise would have been paid to the Participant.

3.2     Limitations on Deferred Pay Contributions.
Notwithstanding any other provision of the Plan:

(a) Deferred Pay Contributions for any Plan Year shall not exceed the amount the Administrative Committee estimates will be deductible by the Participating
Employers for such Plan Year under section 404 of the Code;

(b)  No Participant shall be permitted to make Deferred
Pay Contributions for any calendar year in excess of the maximum amount allowed under section 402(g)(1) of the Code, as such amount is adjusted for increases in the cost-of-living pursuant to section 402(g)(5) of the Code;

(c) The "actual deferral percentage" (as defined in section 401(k)(3) of the Code) for any Plan Year of those Participants who are Highly Compensated Employees shall not exceed the percentage allowed under section
401(k)(3) of the Code; and

(d)  No Participant shall be permitted to make Deferred
Pay Contributions that would cause the annual additions to his Plan Accounts to exceed the limitations set forth in paragraphs (a)-(c) of Section 5.4.

3.3     Administrative Committee May Modify or Revoke
Deferred Pay Contribution Elections.

(a) General Rule. Notwithstanding any other provision of the Plan, the Administrative Committee may modify or revoke the Deferred Pay Contribution election of any Participant at any time, if it determines that such modification or revocation is necessary to ensure that his Deferred Pay Contributions for any Plan Year will not exceed any of the limitations set forth in Section
3.2. If Deferred Pay Contributions would have been made under a Participant's election but for the application of Section 2.3 (dealing with suspension), such election shall be deemed modified so as not to require Deferred
Pay Contributions of an amount greater than the maximum amount allowed under the terms of the Plan.

(b)  Modification Priorities.  Any modification of a
Participant's Deferred Pay Contribution election that is required to satisfy section 402(g)(1) of the Code shall be made before any modification is made to satisfy section 401(k)(3) of the Code.

3.4     Distribution of Excess Deferrals and Excess
Contributions.

(a)  Deferred Pay Contributions in Excess of Annual
Limitation.  If any Participant's Deferred Pay
Contributions for any calendar year exceed the annual limitation set forth in Section 3.2(b), the excess amount, adjusted for income (or loss) attributable thereto, shall be distributed to the Participant from the Trust. Such distribution shall be made no later than the April 15 following the close of the calendar year with respect to which the excess Deferred Pay
Contributions were made.

(b)  Deferred Pay Contributions of Highly Compensated
Employees in Excess of Nondiscrimination Limitation. If the actual deferral percentage limitation for Highly
Compensated Employees set forth in Section 3.2(c) is exceeded with respect to any Plan Year, the amount that constitutes "excess contributions" (as defined in section 401(k)(8)(B) of the Code) for such Plan Year, adjusted for income (or loss) attributable thereto, shall be distributed from the Trust to the appropriate
Participants who are Highly Compensated Employees on the basis of the amount of each such Participant's excess
Deferred Pay Contributions determined in accordance with
section 401(k)(8)(C) of the Code, and shall be completed by the last day of the Plan Year following the Plan Year with respect to which such excess contributions were made.

(c)  Computation of Income (Loss) for Distributions.
The income (or loss) attributable to excess Deferred Pay
Contributions under paragraphs (a) and (b) of this Section shall only include income (or loss) for the Plan
Year with respect to which the excess Deferred Pay
Contributions were made (and shall exclude any income or loss for the period from the end of such Plan Year to the date the excess amount is distributed). The amount of such income (or loss) shall be computed in accordance with regulations promulgated under section 401(k)(8)(A) of the Code..

(d) Choice of Investment Funds for Distributions. In accordance with equitable and nondiscriminatory rules established by the Administrative Committee, each Participant shall have the right to specify the investment funds from which any distribution under paragraph (a) or (b) of this Section shall be made. If no such election is made in a timely manner, any such distribution shall be made ratably from each investment fund in which the Participant's Deferred Pay Account is invested.

3.5    Special Employer Contributions.

(a) General Rule. In order to ensure that the nondiscrimination tests imposed under section 401(k) of the Code are met for any Plan Year, the Company may determine that the Participating Employers will make a special contribution to the Plan for such Plan Year.

(b)  Contribution and Allocation.   Any special
contribution to the Plan made pursuant to paragraph (a) of this Section shall be contributed to the Trust no later than the date prescribed for filing the Company's federal income tax return for the Plan Year for which such contribution is made (including extensions thereof). Any such special contribution to the Plan shall be allocated, as of the last day of the relevant
Plan Year, among the Deferred Pay Accounts of
Participants who are not Highly Compensated Employees during such Plan Year (without regard to whether they made Deferred Pay Contributions with respect to such Plan Year). Such allocation shall be made in whatever manner may be directed by the Administrative Committee to enable the Plan to meet the nondiscrimination tests of section 401(k) of the Code for the relevant Plan
Year.

(c) Treatment of Special Contributions. The Company intends that any special contribution made pursuant to paragraph (a) of this Section shall generally be treated as Deferred Pay Contributions made pursuant to Participants' Deferred Pay Contribution elections under
Section 3.1, except that such contribution: (1) shall not be subject to the annual limit on Deferred Pay
Contributions set forth in Section 3.2(b); (2) may not be withdrawn under the financial hardship withdrawal provisions of Section 8.8; and (3) shall not affect
Participants' Compensation.

4.     EMPLOYER MATCHING AND PROFIT SHARING
CONTRIBUTIONS

4.1    Matching Contributions.  For each Plan Year, the
Company shall determine whether any or all of the Participating Employers will make Matching Contributions to the Plan and, if so, the amount or percentage thereof. Each Participating Employer's Matching
Contributions for any Plan Year shall be a uniform percentage of the Deferred Pay Contributions made by each Participant employed by such Participating
Employer, subject to whatever maximum dollar amount or percentage limitation the Company may choose to impose.

4.2 Profit Sharing Contributions. Without regard to whether a Participating Employer makes Matching
Contributions to the Plan for a given Plan Year, the Company may determine that any or all of the Participating Employers will make a Profit Sharing
Contribution to the Plan for such Plan Year. The amount of any Profit Sharing Contribution by any Participating
Employer shall be in the sole and absolute discretion of the Company.

4.3    Time for Contributions.  Any Matching and/or
Profit Sharing Contribution to the Plan for a given Plan
Year shall be contributed to the Trust no later than the date prescribed for filing the Company's federal income tax return for such Plan Year (including extensions thereof).

4.4    Limitations on Employer
Contributions. Notwithstanding any other provision of the Plan:

(a)  Matching and Profit Sharing Contributions for any
Plan Year shall not exceed the amount the Administrative
Committee estimates will be deductible by the Participating Employers for such Plan Year under section
404 of the Code; and

(b)  With respect to Matching Contributions for any Plan
Year, the "contribution percentage" (as defined in section 401(m)(3) of the Code) of those Participants who are Highly Compensated Employees shall not exceed the percentage allowed under section 401(m)(2) of the Code.

4.5    Administrative Committee May Reduce or
Discontinue Matching Contributions. Notwithstanding any other provision of the Plan, the Administrative
Committee may reduce or discontinue Matching
Contributions on behalf of any Participant who is a Highly Compensated Employee, if it determines that such reduction or discontinuance is necessary to satisfy the limitations imposed under section 415 or 401(m)(2) of the Code.

4.6    Distribution of Excess Aggregate Contributions.

(a) General Rule. Notwithstanding any other provision of the Plan, any Matching Contributions that constitute
"excess aggregate contributions" (as defined in section
401(m)(6)(B) of the Code) for any Plan Year, adjusted for income (or loss) attributable thereto, shall be distributed from the Trust to the appropriate
Participants who are Highly Compensated Employees. Such distribution shall be made in accordance with section
401(m)(6)(C) of the Code, and shall be completed by the last day of the Plan Year following the Plan Year with respect to which such excess aggregate contributions were made.

(b)  Determination of Excess Aggregate Contributions.
The amount of excess aggregate contributions for any Plan Year, and the amount of income (or loss) attributable thereto, shall be determined in accordance with section 401(m)(6)(B) of the Code, by applying (with appropriate modifications) the rules for "excess contributions" set forth in paragraphs (b) and (c) of
Section 3.4.

(c) Choice of Investment Funds for Distributions. In accordance with equitable and nondiscriminatory rules established by the Administrative Committee, each Participant shall have the right to specify the investment funds from which any distribution under paragraph (a) of this Section will be made. If no such election is made in a timely manner, any such distribution shall be made ratably from each investment fund in which the Participant's Matching Contributions
Account is invested.

5.     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.1 Accounts. The Administrative Committee shall establish and maintain any or all of the following Plan
Accounts, as appropriate, for each Participant:

(a) A Deferred Pay Account, which will be credited with the Participant's Deferred Pay Contributions;

(b) A Matching Contributions Account, which will be credited with the Participant's share of any Matching
Contributions made by his Participating Employer;

(c) A Profit Sharing Account, which will be credited with the Participant's share of any Profit Sharing
Contributions made by his Participating Employer;

(d) A Special Contribution Account, which will be credited with the Participant's share of any special contribution to the Plan made pursuant to Section 3.5;
and

(e) A Rollover Account, which will be credited with any amount that the Participant receives from another tax-qualified retirement plan and rolls over into this Plan in accordance with Section 14.9, and any amount that the Participant arranges to have transferred from another tax-qualified retirement plan into this Plan in accordance with Section 14.9.

5.2 Valuation of Accounts. Within 90 days after the end of each Plan Year and within 90 days after the removal or resignation of the Trustee, the Administrative Committee shall direct the valuation of the assets of the Plan based on fair market values as of the close of the Plan Year (or the close of the shorter period ending with such removal or resignation). The
Administrative Committee in its sole discretion may direct a valuation of the Plan's assets as of any other date, if such valuation is considered to be in the interest of equitable administration of the Plan, and any such other date shall also constitute a valuation date hereunder. As of any valuation date and prior to the allocation of Deferred Pay Contributions, Matching
Contributions, Profit Sharing Contributions and forfeitures for the period covered by the valuation, the Administrative Committee shall allocate the increment or profits to, and charge any losses against, the appropriate Plan Accounts of Participants, in proportion to the balances of such Accounts as of the last preceding valuation date.

5.3    Allocation of Employer Contributions and
Forfeitures.

(a) Matching Contributions. Any Matching Contributions to the Plan by any Participating Employer for any Plan
Year shall be allocated to the Matching Contribution
Accounts of those Participants who were employed by such Participating Employer during some or all of the period they made Deferred Pay Contributions to the Plan during such Plan Year, and who:

(1) completed at least 500 Hours of Service during such Plan Year and are Employees on the last day of such Plan
Year, or

(2) ceased to be Employees during such Plan Year because of Normal Retirement, Total Disability, or death
(without regard to the number of Hours of Service they completed during such Plan Year).
Such allocation shall be made as of the last day of the Plan Year for which the Matching Contribution is made, or as of such other date(s) in such Plan Year as the Administrative Committee may direct, as a uniform percentage of the Deferred Pay Contributions made by each such Participant during the period he was so employed, subject to whatever maximum dollar amount or percentage limitation the Company may choose to impose.

(b)  Profit Sharing Contributions and Forfeitures.  Any
Profit Sharing Contribution to the Plan by any Participating Employer for any Plan Year and, except as provided in the last two sentences of Section 6.2(b), any forfeitures attributable to Employees of such Participating Employer for such Plan Year, shall be allocated to the Profit Sharing Accounts of:

(1) those Participants who are Employees on the first and last day of such Plan Year, who were employed by the Participating Employer that makes the contribution for all or a portion of the relevant Plan Year, and who completed at least 1,000 Hours of Service during such Plan Year; and

(2) those Participants or Employees who were Employees on the first day of such Plan Year and who were employed by the Participating Employer that makes the contribution for all or a portion of the relevant Plan
Year, but ceased to be Employees during such Plan Year because of Normal Retirement, Total Disability, or death
(without regard to the number of Hours of Service they completed during such Plan Year).

Such allocation shall be made as of the last day of the Plan Year for which the Profit Sharing Contribution is made, in the ratio that each such Participant's or Employee's Covered Compensation for the portion of the relevant Plan Year that he was both employed by the Participating Employer that makes the contribution and was an Eligible Employee bears to the total Covered
Compensation of all such Participants or Employees who were employed by the Participating Employer that makes the contribution for the portion of such Plan Year that they were Eligible Employees.

5.4    Limitations on Allocations.

(a) General Limitation. Notwithstanding any other provision of the Plan, the total annual additions to a Participant's Plan Accounts for any Limitation Year shall not exceed the lesser of:

(1) $30,000 (or, if greater, one-fourth of the dollar limitation on benefits payable under a defined benefit plan set forth in section 415(b)(1)(A) of the Code); or

(2) 25% of the Participant's Compensation for such Limitation Year.

(b) Aggregation of Other Plans. If any Participant in this Plan is also a participant in another "defined contribution plan" (as defined in section 414(i) of the Code) maintained by the Company or any Related Company, such Participant's annual additions under such other plan(s) shall be aggregated with the Participant's annual additions under this Plan for purposes of the limitation set forth in paragraph (a) of this Section.
If such aggregate annual additions would exceed such limitation, the limitation shall first be applied to limit the Participant's annual additions under the other plan(s).

(c) Combined Plan Limitation. If any Participant in this Plan is also a participant in a "defined benefit plan" (as defined in section 414(j) of the Code) maintained by the Company or any Related Company, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" (as defined in section 415(e) of the Code) for such Participant for any Limitation Year shall not exceed the combined plan limitation set forth in section 415(e) of the Code. If a restriction on benefits and annual additions for any such Participant is required to comply with such combined plan limitation, the restriction shall first be applied to reduce the Participant's benefit under the defined benefit plan.

(d) Treatment of Excess Annual Additions. If the annual additions to a Participant's Plan Accounts for any Limitation Year would exceed any of the limitations described in paragraphs (a) -

(c) of this Section for such Limitation Year, and if the excess is a result of the allocation of forfeitures pursuant to Section 5.3(b), a reasonable error in estimating the Participant's Taxable Compensation for such Limitation Year, a reasonable error in determining the amount of Deferred Pay Contributions that the Participant may make for such Limitation Year under section 415 of the Code, or such other limited facts and circumstances as may be permitted by the Commissioner of Internal Revenue, the excess amount shall be reduced as follows:

(1)  Excess amounts that are attributable to Deferred
Pay Contributions shall be returned to the Participant as a cash bonus, and such amounts shall not thereafter constitute annual additions for the relevant Limitation
Year;

(2)  Excess amounts that are attributable to Matching
Contributions shall be held unallocated in a suspense account, and shall be treated and allocated (in the following Limitation Year(s)) as provided in the third sentence of subparagraph (4) of this paragraph;

(3) Excess amounts remaining after the application of subparagraphs (1) and (2) of this paragraph shall be allocated and reallocated to the appropriate Plan
Accounts of all other Participants, in accordance with
Section 5.3(b), to the extent that such allocations would not cause the annual additions to each other
Participant's Plan Accounts to exceed any of the limitations provided in the Plan; and

(4) To the extent that the excess amounts described in subparagraph (3) of this paragraph cannot be allocated to other Participants' Plan Accounts, such amounts shall be held unallocated in a suspense account. No investment gains or losses shall be allocated to the suspense account. All amounts held in the suspense account shall be allocated and reallocated to Participants' Profit Sharing Accounts in the following
Limitation Year (or Years, if necessary), in proportion to their estimated Covered Compensation for such Limitation Year(s). Such allocation shall be made before any other amount that would constitute an annual addition for such Limitation Year(s) (including Deferred
Pay Contributions) may be contributed to the Plan.

(e)  Special Definitions.

(1) For purposes of this Section, the term "annual additions" shall mean the aggregate amount credited to a Participant's Plan Accounts from: (i) Deferred Pay
Contributions, Matching Contributions, any special contribution to the Plan made pursuant to Section 3.5, Profit Sharing Contributions and forfeitures; (ii) amounts allocated under paragraph (d) of this Section
(dealing with excess annual additions); (iii) amounts allocated under Section
14.6 (dealing with Missing Participants and
Beneficiaries); and
(iv) employer contributions made under Section 14.8
(dealing with Top-Heavy Plans).

(2) For purposes of this Section, the term "employer" shall include all corporations that are members of the same "controlled group" as the Company, determined under section 1563(a) of the Code (without regard to sections
1563(a)(4) and 1563(e)(3)(C)), except that the phrase
"more than 50 percent" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase appears in section 1563(a).

6.     VESTING AND TREATMENT OF FORFEITURES

6.1    Vesting.

(a)  Deferred Pay, Special Contribution and Rollover
Accounts.  All amounts credited to a Participant's
Deferred Pay Account, Special Contribution Account (if any) and Rollover Account (if any) shall be fully (100%) vested and nonforfeitable at all times.

(b)  Matching Contributions and Profit Sharing Accounts
(Effective February 1, 1998).

(1)  All amounts credited to a Participant's Matching
Contributions and Profit Sharing Accounts shall become fully (100%) vested and nonforfeitable when the Participant attains Normal Retirement Age while he is still an Employee, or when he becomes Totally Disabled or dies.

(2) With respect to a Participant who was a participant in the Datron World Plan on February 1, 1998, the effective date of that plan's merger into the Plan, all amounts attributable to employer matching contributions on behalf of the Participant for periods ending on or before March 31, 1998 will remain fully (100%) vested and nonforfeitable. If such a Participant would have been credited with at least "three years of service under the terms of the Datron World Plan by April 1, 1998, the Participant's entire Matching Contributions
Account balance shall at all times be fully (100%) vested and nonforfeitable.

(3) Subject to subparagraph (2) above, if a Participant ceases to be an Employee prior to attaining Normal
Retirement Age for any reason other than death or Total
Disability, the Participant's vested interest in his Matching Contributions and Profit Sharing Accounts shall be determined under the following schedule:

            YEARS OF SERVICE                      VESTED
                                                PERCENTAGE

                    1                                 0%
                    2                                 0%
                    3                                20%
                    4                                40%
                    5                                60%
                    6                                80%
                    7                               100%

6.2    Forfeitures.

(a) Forfeiture on Termination. When a Participant ceases to be an Employee, the non-vested portion of his Matching Contributions and Profit Sharing Accounts shall be forfeited. Such forfeited portion shall be valued as of the valuation date coinciding with or immediately preceding the date the Participant ceases to be an Employee. If the Participant is not re-employed by the last day of the Plan Year in which he ceased to be an Employee, the forfeited portion of such Accounts shall be allocated as of such day in accordance with Section
5.3(b).

(b)  Reemployment Before Five One-Year Breaks in
Service. The following rules, as applicable, shall be applied to any Participant who ceases to be an Employee when he is not fully (100%) vested in his Matching
Contributions and Profit Sharing Accounts and who is re-employed before he has five consecutive One-Year Breaks in Service:

(1) If the Participant is re-employed by the last day of the Plan Year in which he ceased to be an Employee, the amount forfeited as a result of the termination of his employment (and any earnings thereon) shall be restored to the appropriate Plan Accounts maintained for the Participant, and shall not thereafter constitute a forfeiture.

(2) If the Participant is re-employed after the last day of the Plan Year in which he ceased to be an Employee, an amount equal to the amount forfeited as a result of the termination of his employment (determined as of the date thereof) shall be credited to the appropriate Plan Accounts maintained for the Participant.

(3) Except in the case of a Participant described in subparagraph (4) below, the Participant's vested interest in his Matching Contributions and Profit Sharing Accounts at the time he subsequently ceases to be an Employee shall be determined under Section 6.1(b), on the basis of his total Years of Service before and after reemployment.

(4) If the Participant had received a distribution of any of the vested portion of his Matching Contributions and Profit Sharing Accounts by the date he was re-employed, his vested interest in such Accounts at the time he subsequently ceases to be an Employee shall be determined in accordance with paragraph (d) of this Section.
The amount credited to a Participant's Plan Accounts pursuant to subparagraph (2) of this paragraph shall, to the maximum extent possible, consist of a special allocation of the forfeitures attributable to the Plan
Year in which the Participant is re-employed (and shall correspondingly reduce the amount of forfeitures otherwise available for allocation to other Participants for such Plan Year). If the amount to be so credited is greater than the forfeitures attributable to the Plan
Year in which the Participant is re-employed, his Participating Employer shall make a special contribution to the Plan equal to the difference between such amounts, which shall be credited to the appropriate Plan
Accounts maintained for the Participant.

(c)  Reemployment After Five One-Year Breaks in Service.
If a Participant is not fully (100%) vested in his Matching Contributions and Profit Sharing Accounts when he ceases to be an Employee and he is not re-employed until after he has five consecutive One-Year Breaks in Service, his reemployment and subsequent Years of Service shall have no effect on, and shall not provide the Participant with any interest in or right to, the amount that was forfeited as a result of his previous termination of employment.

(d)  Subsequent Termination Before Becoming Fully
Vested. Notwithstanding any other provision of the Plan, if a re-employed Participant described in subparagraph (b)(4) of this Section subsequently ceases to be an Employee before he is fully (100%) vested in his Matching Contributions and Profit Sharing Accounts
(based on his total Years of Service before and after reemployment), his vested interest in such Accounts shall be an amount "X", determined under the following formula: X = P (AB + D) - D. For purposes of applying this formula: P is the Participant's vested percentage at the time he subsequently ceases to be an Employee
(determined under Section 6.1(b) on the basis of his total Years of Service before and after reemployment);
AB is the balance in the Participant's Matching
Contributions and Profit Sharing Accounts at the time he subsequently ceases to be an Employee; and D is the amount that was distributed to the Participant from his Matching Contributions and Profit Sharing Accounts as a result of his previous termination of employment.

(e)  Suspension of Payment Upon Reemployment.
Notwithstanding any other provision of the Plan, if a Participant is re-employed before he has received a distribution of the portion of his Plan Accounts that was vested at the time he ceased to be an Employee, the amount that was distributable as a result of his termination of employment shall not be distributed and shall remain in the Participant's Plan Accounts until he subsequently ceases to be an Employee.

(f) Special Definitions. For purposes of this Section, the terms "employment", "reemployed" and "reemployment" shall only refer to employment by the Company or any Related Company.

7.     INVESTMENT OF PLAN ASSETS

7.1    Options Available to Participants.  Each
Participant shall have the authority and the responsibility to exercise investment management and control over his Plan Accounts. By issuing written investment directions to the Administrative Committee on the forms prescribed for such purpose, each Participant shall direct the investment of his Plan Accounts among those investment vehicles that the Administrative
Committee makes available to Participants under the Plan. The Administrative Committee shall establish and communicate in writing to Participants equitable and nondiscriminatory rules governing the time, method, effective date and other items it deems necessary for making or modifying investment directions; provided that Participants shall be allowed to modify their investment directions at least once during each Quarter. Any
Participant's change of investment directions shall apply to his existing account balances, and/or to his future Deferred Pay Contributions and any future
Matching and Profit Sharing Contributions and forfeitures allocated to his Plan Accounts, as the Participant may elect.

7.2 No Investment in Securities of the Company or in Real Estate Leased to the Company. The assets of the Plan shall not be invested in any security issued by the Company or any Related Company, or in any real property
(and related personal property) which is leased to the Company, any Related Company, or any other "disqualified person" with respect to the Plan, as that term is defined in section 4975(e)(2) of the Code.

7.3 Certain Other Investments. Assets of the Plan may be invested in deposits that bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or any state thereof, without regard to whether such bank or financial institution is the Trustee or another fiduciary with respect to the Plan. Cash temporarily awaiting investment or payment of benefits or expenses of the Plan may be retained in non-interest bearing deposits or cash balances in a bank or similar financial institution supervised by the United States or any state thereof, without regard to whether such bank or financial institution is the Trustee or another fiduciary with respect to the Plan.

8.     DISTRIBUTION OF BENEFITS AND WITHDRAWALS

8.1    Amount of Plan Benefit.

(a)  Normal Retirement Age, Total Disability or Death.
If a Participant ceases to be an Employee upon or after attaining Normal Retirement Age, or as a result of Total
Disability or death at any age, the Participant (or, in the case of his death, his Beneficiary) shall be entitled to a Plan Benefit equal to 100% of the balance of each of the Participant's Plan Accounts.

(b) Other Terminations. If a Participant ceases to be an Employee before he has attained Normal Retirement Age for any reason other than death or Total Disability, he shall be entitled to a Plan Benefit equal to the sum of:

(1) 100% of the balance of his Deferred Pay Account, Special Contribution Account (if any) and Rollover
Account (if any); plus

(2)  The vested portion of the balance of his Matching
Contributions and Profit Sharing Accounts, determined under Section 6.1(b)(2) and (3).

8.2    Time of Distribution.

(a) General Rules. Subject to paragraph (b) below and to Section 8.6:

(1) If a Participant ceases to be an Employee after attaining Normal Retirement Age, distribution of his Plan Benefit shall automatically be made in the form of a single lump sum distribution of cash as soon as practicable following his termination of employment, unless the Participant properly elects a different form of distribution within 10 days after he ceases to be an Employee, or properly elects, in accordance with subparagraph (3) below, to defer the distribution or commencement to a later date;

(2)  If a Participant has not attained Normal Retirement
Age when he ceases to be an Employee, distribution of his Plan Benefit shall be made or commenced as soon as practicable following the date he files a written election for distribution. If no such election is made before the Participant attains Normal Retirement Age, distribution of his Plan Benefit shall automatically be made in the form of a single lump sum distribution of cash as soon as practicable after the date the Participant attains such Age, unless the Participant properly elects a different form of distribution within 10 days after he attains such Age, or properly elects, in accordance with subparagraph (3) below, to defer the distribution or commencement to a later date; and

(3) Any Participant who ceases to be an Employee may elect to have the distribution of his Plan Benefit made or commenced on a deferred date specified in such election. To be effective, any such election must be filed within 10 days after the Participant ceases to be an Employee.

(b) Special Provisions. Notwithstanding any other provision of the Plan:

(1) If the total value of a Participant's Plan Accounts does not exceed $5,000 on the valuation date coinciding with or immediately preceding the date he ceases to be an Employee (and never exceeded $5,000 at the time of any prior distribution), his Plan Benefit shall be distributed in a single lump sum distribution of cash as soon as practicable after the date he ceases to be an Employee; and

(2)  A Participant's Plan Benefit shall be distributed
(or distribution thereof shall commence) by April 1 of the calendar year following the calendar year in which he attains age 70-1/2 if the Participant is a "5% owner"
(as defined in section 416(i)(1)(B)(i) of the Code).


8.3 Methods of Distribution. Except as otherwise provided in Section 8.2, each Participant may elect to have his Plan Benefit distributed in either, or a combination, of a single lump sum distribution of cash, or monthly, Quarterly, semiannual or annual cash installments of a fraction of his Plan Benefit, over a period of years that does not exceed the lesser of 15 or the life expectancy of the Participant at the time payments are to commence. Such fraction shall be 1/x, with x being, in the case of the first installment, the total number of payments to be made, and thereafter declining by one for each successive payment. Each
Participant who was a participant in the Datron World
Plan on or before February 1, 1998 may also elect to have his Plan Benefit distributed in in either, or a combination, of the following additional methods of distribution:

(a) Payments in monthly, Quarterly, semiannual or annual installments of a fraction of his Plan Benefit, over a period of years certain, as elected by the Participant. Such fraction shall be 1/x, with x being, in the case of the first installment, the total number of payments to be made, and thereafter declining by one for each successive payment. Such period shall be determined by the Participant, provided that the period shall not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary, such life expectancy to be determined as of the time payments begin; and further provided that the present value of any such periodic installment payments expected to be made to the Participant shall be more than 50 percent of the present value of the total of such installments expected to be made to the Participant and a Beneficiary who is not his spouse determined as of the date such payments commence.

(b) A nontransferable annuity contract purchased from an insurance company at a cost equal to his Plan Benefit payable for his life with, if he is married on the annuity starting date, a survivor's annuity for the life of his spouse that is 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse (unless he elects a higher percentage not to exceed 100 percent).

8.4    Valuation of Accounts for Distribution.  When a
Participant's Plan Benefit is to be distributed, his Plan Accounts shall be valued as of the valuation date coinciding with or immediately preceding the date of distribution.

8.5    Distribution after Total Disability.  A
Participant who is Totally Disabled may elect to receive a distribution of all or any portion of the balance of his Plan Accounts, whether or not he has ceased to be an Employee. Any such distribution shall be made as soon as practicable after the election is filed.

8.6    Distribution Pursuant to a Qualified Domestic
Relations Order. Notwithstanding any other provision of the Plan, any or all of the vested portion of a Participant's Plan Accounts may be distributed to a spouse, former spouse, child or other dependent of the Participant pursuant to the terms of a Qualified
Domestic Relations Order, without regard to the Participant's age or the fact that he has not ceased to be an Employee.

8.7    Withdrawal After Age 59 1/2.  At any time after a
Participant has attained age 59 1/2, he may elect to withdraw all or any portion of the vested portion of his Plan Accounts, even though he has not ceased to be an Employee. A withdrawal under this Section shall be paid only in a single lump sum distribution of cash, and shall be paid as soon as practicable after the Participant's election is filed. A withdrawal under this Section shall not prevent the Participant from continuing to participate in the Plan; provided that the Participant may make no more than one additional withdrawal under this Section in each Plan Year after the Plan Year in which the first such withdrawal is made.

8.8    Withdrawals in the Event of Financial Hardship.

(a) General Rules. Upon written application to the Administrative Committee and subject to its consent, any Participant, without regard to his age, may withdraw funds from the vested portion of his Plan Accounts to satisfy an immediate and heavy financial need arising solely from one or more of the following:

(1)  Expenses for medical care described in section
213(d) of the Code previously incurred by the Participant, his spouse, or any of his dependents (as defined in section 152 of the Code), or necessary for any such person to obtain such medical care;

(2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children or dependents (as defined in section 152 of the Code);

(4) Payments that are necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; or

(5) Any other expense that automatically qualifies as an immediate and heavy financial need under regulations, rulings or notices of general applicability issued under section 401(k) of the Code.

The amount of any hardship withdrawal under this Section may not exceed the lesser of: (i) the amount of the expense(s) described in subparagraphs (1)-(5) of this paragraph, plus any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; or (ii) the value of the vested portion of the Participant's Plan
Accounts (determined as of the valuation date coinciding with or immediately preceding the date of the withdrawal), minus the amount of any earnings in his Deferred Pay Account that accrue after March 31, 1989.
A Participant may not make a withdrawal under this Section unless he has first obtained all withdrawals
(other than hardship withdrawals) and all nontaxable loans available under any tax-qualified retirement plan maintained by the Company or any Related Company.

(b)  Consequences of Hardship Withdrawal.  If a
Participant makes a hardship withdrawal under this Section, he shall be suspended from participation in this Plan, and in any other plan maintained by the Company or any Related Company that requires or allows employee contributions (other than a plan that is a welfare benefit plan under ERISA), for a period of 12 months following his receipt of the withdrawal. In addition, such a Participant shall not be permitted to make Deferred Pay Contributions for the Plan Year immediately following the Plan Year in which the withdrawal was made in excess of the difference between:
(1) the applicable limit under section 402(g) of the Code for the Plan Year following the Plan Year in which the withdrawal was made; and (2) the amount of the Participant's Deferred Pay Contributions during the Plan
Year the withdrawal was made. A Participant who is suspended under this paragraph shall automatically resume making Deferred Pay Contributions, at the rate that was in effect when his suspension began, as of the first day of the first pay period in the Quarter that begins 12 months after the commencement of his suspension (unless the Participant makes an election to stop making Deferred Pay Contributions under Section
3.1(e)).

(c) Effect on Future Distributions. If a Participant who is not fully (100%) vested in his Matching
Contributions and Profit Sharing Accounts makes a hardship withdrawal from either of such Accounts under this Section and subsequently ceases to be an Employee before he has become fully (100%) vested in such Accounts, such Participant's vested interest in such Accounts at the time he ceases to be an Employee shall be determined under the formula set forth in Section
6.2(d).

8.9 Loans to Employees. Subject to such uniform and nondiscriminatory rules as the Administrative Committee may adopt and upon written application to the Administrative Committee, an Employee may borrow from his vested Plan Accounts the amount necessary to satisfy an immediate and heavy financial need described in
Section 8.8.  The minimum amount of any loan shall be
$1,000. The maximum aggregate amount of any loans shall be the lesser of: (a) $50,000, reduced by the highest outstanding balance of all of the Employee's loans from all qualified retirement plans maintained by the Company or any Related Company during the 12-month period ending on the day before the loan is made; or (b) 50% of the value of the Employee's vested interest in his Plan
Accounts (determined at the time of the loan). All loans granted under this Section:

(a) Shall be available to all Employees on a reasonably equivalent basis;

(b) Shall be secured by 50% of the value of the Employee's vested interest in his Plan Accounts at the time of the loan;

(c) Shall be for a fixed term of no more than five years;

(d) Shall bear interest at a rate comparable to the rate then being charged by institutional lenders for loans made under similar circumstances, but in no event shall the rate of interest exceed the maximum allowed under applicable law;

(e) Shall require substantially equal periodic payments of principal and interest, with all such payments to be made at least quarterly and collected through payroll withholding if possible;

(f)  Shall be payable in advance without penalty;

(g) Shall be evidenced by the Employee's promissory note, which shall be in such form as required by the Administrative Committee;

(h) Shall be treated as a segregated investment allocable solely to the borrowing Employee's Plan
Accounts; and

(i) Shall be due and payable on the date the Employee ceases to be an Employee, and the Administrative
Committee shall direct foreclosure on the security for the repayment of the loan if the loan is not paid in full within 60 days following such date.

8.10    Direct Benefit Transfers.

(a) General Rule. In addition to the distribution rules and options set forth in the preceding provisions of this Section 8, any Participant who is entitled to receive an "eligible rollover distribution" shall be permitted to elect to have such distribution made in the form of a direct transfer from the Trustee of this Plan to the trustee or custodian of any other "eligible retirement plan." Any such election shall be made in such form and at such time as the Plan Administrator may prescribe in accordance with section 401(a)(31) of the Code and the regulations promulgated thereunder.

(b)  Special Definitions.  For purposes of this Section:

(1) An "eligible rollover distribution" means any distribution to a Participant of all or any portion of the balance to the credit of the Participant under the Plan, other than: (i) any distribution that is one of a series of substantially equal periodic payments made
(not less frequently than annually) for the life (or life expectancy) of the Participant, for the joint lives
(or joint life expectancy) of the Participant and his Beneficiary, or for a specified period of 10 years or more; (ii) any distribution (or portion of a distribution) that is required to be made under section
401(a)(9) of the Code; or (iii) any distribution (or portion of a distribution) that would not be includible in the Participant's gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities provided under section 402 of the
Code); and

(2) An "eligible retirement plan" means: (i) an individual retirement account described in section
408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract); (iii) an annuity plan described in section 403(a) of the Code; or (iv) a qualified trust described in section 401(a) of the Code that provides for the acceptance of eligible rollover distributions.

9.     DEATH BENEFITS AND BENEFICIARIES

9.1 Death Benefits. If a Participant dies before his entire vested interest in the Plan has been distributed, the undistributed portion of such interest shall be distributed to the Participant's Beneficiary. The
Beneficiary may elect to receive the distribution in a single lump sum distribution of cash or in cash installments. Such distribution shall be made or commenced as soon as practicable following the Participant's death and shall be completed within five years following the Participant's death; provided, however, that, if installment payments to the Participant had begun prior to his death, the Beneficiary may elect to receive such payments over a period not longer than the period previously selected by the Participant.

9.2 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive any amount payable under the Plan in the event of his death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries. No designation made pursuant to this Section shall be effective unless the Participant's spouse consents to such designation in a writing that acknowledges the effects of the designation and that is witnessed by a representative of the Administrative Committee or by a notary public. Such consent shall not be required if the Beneficiary is the Participant's spouse, or if the Administrative Committee is satisfied that it cannot be obtained because there is no spouse, because the spouse cannot be located, or for such other reasons as may be authorized under applicable regulations issued by the Secretary of the Treasury.

9.3 Absence of Valid Designation of Beneficiary. If there is no valid designation of a Beneficiary on file with the Administrative Committee upon the death of a Participant, such Participant's Beneficiary shall be deemed to be his surviving spouse, or if there is no surviving spouse, his estate.

9.4    Direct Benefit Transfers.

(a) General Rule. In addition to the distribution rules and options set forth in the preceding provisions of this Section 9, any Beneficiary who is entitled to receive an "eligible rollover distribution" shall be permitted to elect to have such distribution made in the form of a direct transfer from the Trustee of this Plan to the trustee or custodian of any other "eligible retirement plan." Any such election shall be made in such form and at such time as the Plan Administrator may prescribe in accordance with section 401(a)(31) of the Code and the regulations promulgated thereunder.

(b)  Special Definitions.  For purposes of this Section:

(1) An "eligible rollover distribution" means a distribution described in Section 8.10(b)(1) when the word "Beneficiary" is substituted for the word
"Participant" each place it appears in such Section; and

(2) An "eligible retirement plan" means: (i) an individual retirement account described in section
408(a) of the Code; or (ii) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract).

10.     TRUST AND PAYMENT OF BENEFITS AND EXPENSES

10.1 Trust. All contributions to the Plan and all other assets of the Plan shall be held in trust under one or more trust agreements entered into between the Company and a named trustee or, at the direction of the Company, under an annuity contract that meets the requirements of section 401(f) of the Code. Custody of Plan assets shall at all times be retained by the Trustee or a custodian appointed by the Trustee in its discretion.

10.2 Payment of Benefits. All Plan Benefits shall be paid from the Trust upon the direction of the Administrative Committee, in accordance with the Plan and the Trust Agreement.

10.3 Expenses of Plan Administration. All expenses of administering the Plan, including the fees of the Trustee (if any), shall be paid from the Trust, unless the Company chooses to pay such expenses. Although the members of the Administrative Committee shall receive no compensation for serving on such Committee, they shall be reimbursed from the Trust for all necessary and proper expenses incurred in carrying out the duties of the Administrative Committee under the Plan, unless the Company chooses to pay such expenses.

11.     ADMINISTRATION

11.1    Board of Directors.

(a)  Powers, Duties and Responsibilities.  The Board of
Directors shall have the following powers, duties and responsibilities in connection with the administration of the Plan:

(1)  Amending or terminating the Plan;

(2)  Appointing and removing the Trustee;

(3) Appointing and removing the members of the Administrative Committee; and

(4) Periodically reviewing the performance of the Trustee, the Administrative Committee, persons to whom any of its duties and responsibilities have been allocated or delegated pursuant to paragraph (b) of this Section, and any advisers engaged pursuant to Section
11.5.

(b)  Allocation  and  Delegation  of  Responsibilities.
The Board of Directors may, by written resolution, allocate or delegate its powers, duties and responsibilities to any other person or persons;
provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

11.2    Administrative Committee.

(a)  Designation of Administrative Committee.  The
Administrative Committee shall administer the Plan and shall be the Plan "administrator" as such term is defined in ERISA. The Administrative Committee shall be comprised of three or more persons who shall be appointed by the Board of Directors and who may be removed by the Board of Directors at any time, with or without cause. All members of the Administrative
Committee are designated as agents of the Plan for the service of legal process. The Company shall certify to the Trustee the names and specimen signatures of the members of the Administrative Committee. Any member of the Administrative Committee may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining member(s) may perform any act which the Administrative
Committee is authorized to perform. All decisions required to be made by the Administrative Committee involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

(b)  Administrative Powers, Duties and Responsibilities.
The Administrative Committee shall have the following powers, duties and responsibilities in connection with the administration of the Plan:

(1) Determining the eligibility of Employees for participation in the Plan;

(2)  Exercising its duties and responsibilities under
Section 3 with respect to Deferred Pay Contributions;

(3) Determining the eligibility of Employees for benefits provided by the Plan and the amount of the benefit to which any Employee is entitled hereunder, including such powers, duties and responsibilities as are necessary and appropriate under the Plan's claims and review procedures;

(4) Maintaining Plan Accounts and such other records as it may determine are necessary or appropriate in connection with the operation and administration of the Plan;

(5) Communicating with Participants and other persons with respect to the Plan;

(6) Complying with the reporting and disclosure requirements imposed under ERISA;

(7) Authorizing, allocating and reviewing expenses incurred by the Plan;

(8) Assuring that the bonding requirements imposed under ERISA are satisfied;

(9) Establishing and carrying out a funding policy as described in Section 11.4;

(10) Establishing appropriate procedures to prevent the Plan from engaging in transactions described in sections 406 and 407 of ERISA or section 4975(c) of the Code;

(11) Periodically reviewing any allocation or delegation of duties and responsibilities made pursuant to paragraph (d) of this Section and the performance of any advisers engaged pursuant to Section 11.5; and

(12) Making recommendations to the Board of Directors with respect to amendment or termination of the Plan.

The Administrative Committee shall establish such rules and regulations, and shall take such other actions as it deems necessary or appropriate to carry out its duties and responsibilities.

(c)  Investment Powers, Duties and Responsibilities.
The Administrative Committee shall have the following powers, duties and responsibilities in connection with the investment of the assets of the Plan:

(1) Making decisions with respect to the investment options that are made available to Participants under the Plan and communicating such options to the Participants;

(2) Formulating rules governing the investment directions of Participants;

(3) Selecting and removing investment managers appointed pursuant to Section 11.3;

(4) Selecting and removing any insurance company or companies that issue any life insurance policies or annuity contracts that are made available for the investment of Plan assets or the distribution of Plan
Benefits; and

(5) Periodically reviewing the performance of the Trustee, any investment manager that has been appointed under Section 11.3 and any insurance company appointed under subparagraph (4) above.

Based on its review under subparagraph (5) above, the Administrative Committee shall determine the desirability of appointing, retaining or removing investment managers or insurance companies described therein, and shall advise the Board of Directors of any matters that the Administrative Committee deems relevant to the decision as to whether to retain the Trustee.

(d)  Allocation and Delegation of Responsibilities.  The
Administrative Committee may, by written resolution, allocate any of its powers, duties and responsibilities to one or more of its members, or delegate any of its powers, duties and responsibilities to any other person or persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Administrative Committee deems reasonable and prudent under the circumstances.

11.3    Appointment of Investment Managers.  The
Administrative Committee may transfer the actual investment management and control of all or any portion of the assets of the Trust from the Trustee to one or more investment managers. Any investment manager appointed hereunder shall have the power to manage, acquire or dispose of assets of the Plan, and shall be an investment adviser registered under the Investment
Advisers Act of 1940, a bank, as defined in that Act, or an insurance company empowered under the laws of more than one State to manage, acquire or dispose of assets of the Plan.

11.4    Funding Policy.  At reasonable intervals, the
Administrative Committee shall make (or cause to be made) an analysis of the future cash requirements of the Plan for payment of benefits and expenses, and shall include (or have included) in the analysis such information as may be appropriate to enable the Trustee and any investment manager that has been appointed under
Section 11.3 to design an investment policy that will satisfy such requirements. Each such analysis shall be communicated to, and discussed with, the Trustee and each such investment manager.

11.5 Engagement of Advisors. The Board of Directors, the Company, the Administrative Committee, or any person to whom duties and responsibilities hereunder have been allocated or delegated, may engage other persons to render advice in connection with their respective duties and responsibilities, including plan consultants, investment advisers, accountants, and attorneys (who may be counsel to the Company).

11.6 Service in More than One Fiduciary Capacity. Any person may serve in more than one fiduciary or other capacity with respect to the Plan.

11.7 Indemnification. The Company shall indemnify and hold harmless the members of the Administrative
Committee from and against any and all liabilities, claims, demands, costs and expenses, including attorney's fees, arising out of an alleged breach in the performance of its fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from willful misconduct. The Company shall have the right, but not the obligation, to conduct the defense of any member of the Administrative Committee in any proceeding to which this Section applies. In lieu of the foregoing, the Company may satisfy its obligations under this Section through the purchase of a policy or policies of insurance providing equivalent protection.

12.     CLAIMS AND REVIEW PROCEDURES

12.1    Claims Procedure.

(a) General Rule. The Administrative Committee shall determine Participants' and Beneficiaries' rights to benefits under the Plan. If a Participant or Beneficiary disagrees with the Administrative
Committee's determination, he may file a written claim for benefits with the Administrative Committee, provided the claim is filed within 60 days of the date the Participant or Beneficiary receives notification of the determination.

(b) Notice if Claim is Denied. If any claim for benefits is wholly or partially denied, the Administrative Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant and setting forth:

(1)  The specific reason(s) for the denial;

(2) Specific references to the Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the claimant to perfect the claim, with an explanation of why the material or information is necessary; and

(4) An explanation of the steps to be taken if the claimant wishes to submit the claim for review.

A notice of denial shall be provided within 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim.
If an extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed, stating the special circumstances requiring the extension and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed.
If no notice of denial or of the fact that an extension of time is necessary for processing a claim is provided within the time prescribed in this paragraph, the claim shall be deemed to have been denied as of the last day of the applicable period, and the claimant may appeal such denial in accordance with the procedure for review of denied claims set forth in Section 12.2 below.

12.2    Review Procedure.

(a) Request for Review. Any person whose claim for benefits is denied (or deemed denied), in whole or in part, or such person's duly authorized representative, may appeal from such denial by submitting a written request for a review of the claim to the Administrative
Committee within 60 days after receiving written notice of the denial (or, in the case of a deemed denial, within 60 days after the claim is deemed denied). The
Administrative Committee shall give the claimant or representative an opportunity to review pertinent Plan documents in preparing a request for review. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters the claimant deems pertinent. The
Administrative Committee may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(b) Time for Response. The Administrative Committee shall act on each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period.

(c)  Notice of Decision on Review.  The Administrative
Committee shall give prompt, written notice of its decision to the claimant. In the event the Administrative Committee affirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial and specific references to the Plan provisions on which the decision is based.

13.     AMENDMENT AND TERMINATION

13.1 Amendment. The Board of Directors reserves the right to amend the Plan at any time and for any reason, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of section
401(a) and 401(k) of the Code. However, no such amendment shall: (a) cause any part of the assets of the Plan to revert to or be recoverable by the Company or any Related Company or be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries and paying the reasonable expenses of administering the Plan; (b) deprive any Participant or Beneficiary of any benefit already vested; (c) alter, change or modify the duties, powers or liabilities of the Trustee hereunder without its written consent; (d) permit any part of the assets of the Plan to be used to pay premiums or contributions of the Company or any Related Company under any other plan maintained by the Company or any Related Company for the benefit of its Employees; or (e) eliminate an optional form of distribution with respect to benefits accrued before the amendment. No amendment to the vesting schedule of the Plan shall provide that the vesting percentage of the Plan Benefit of an Employee who is a Participant in the Plan on the date the amendment is adopted or effective, whichever is later, shall be less than the vesting percentage of such Participant's Plan Benefit (determined as of such date) computed without regard to such amendment. Further, no amendment to the vesting schedule of the Plan shall reduce the rate of vesting with respect to future vesting of any such Participant with at least three
Years of Service.

13.2    Termination, Partial Termination, or Complete
Discontinuance of Contributions. The Company has established the Plan with the bona fide intention and expectation that it will be continued indefinitely.
However, the Company shall not be under any obligation or liability to continue its contributions to the Plan, or to otherwise maintain the Plan, for any given length of time, and the Board of Directors may terminate the Plan at any time and for any reason, in its sole and absolute discretion, without any liability for such termination. The board of directors of any other
Participating Employer may, in its sole and absolute discretion, terminate the Plan with respect to its Employees at any time and for any reason, without any liability for such termination. If the Plan shall be terminated or partially terminated, or if contributions to the Plan are completely discontinued, the Plan
Accounts of all affected Participants shall become fully
(100%) vested and nonforfeitable, and the Trust shall continue until all affected Participants' accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

14.     MISCELLANEOUS

14.1 No Effect on Employment Relationship. Neither the establishment of the Plan and the Trust nor any modification thereof, nor the creation of any investment fund or Plan Account, nor the payment of any benefits hereunder, shall be construed as modifying or affecting in any way the terms of employment of any Employee, and shall not affect any Participating Employer's right to terminate the employment of any of its Employees, with or without cause.

14.2    Mergers and Transfer of Assets.

(a) Merger of the Company. If the Company merges or consolidates with or into another corporation, or if substantially all of the assets of the Company shall be transferred to another corporation, the Plan shall terminate on the effective date of such merger, consolidation or transfer; provided, however, that, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Company hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

(b) Merger of the Plan or Transfer of Assets. In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, would be at least equal to the benefits to which the Participant would have been entitled had this Plan been terminated immediately before such merger, consolidation, or transfer.

14.3 Prohibition Against Assignment. Except in accordance with the terms of a Qualified Domestic
Relations Order and with respect to loans to Employees under Section 8.9:

(a) The benefits provided by this Plan shall not be assigned, transferred, mortgaged, pledged, hypothecated or otherwise alienated by any Participant or Beneficiary, and neither the Company nor the Trustee shall recognize any attempted assignment, transfer, mortgage, pledge, hypothecation or other alienation by any Participant or Beneficiary of all or any part of his interest hereunder; and

(b) The interest of any Participant or Beneficiary in any benefits provided hereunder shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants under any order, decree, levy, garnishment, execution or other legal or equitable process or proceeding, to the fullest extent permitted by law.

14.4    Permissible Reversions.

(a) General Rules. Notwithstanding any other provision of the Plan:

(1) To the extent any contribution to the Plan is made by reason of a mistake of fact, it may be returned to the appropriate Participating Employer within one year from the date of the contribution;

(2) All contributions to the Plan are hereby conditioned on their deductibility under section 404 of the Code, and to the extent such deduction is disallowed, any contribution may be returned to the appropriate Participating Employer within one year from the date of the disallowance; and

(3) Upon termination of the Plan, any amount held in a suspense account established under Section 5.4(d) may be returned to the appropriate Participating Employer to the extent such amount may not then be allocated to any Participant's Plan Accounts.

(b) Treatment of Earnings/Losses. The amounts which may be returned to a Participating Employer pursuant to paragraph (a) of this Section shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact or disallowance of deduction, as applicable. No earnings on the mistaken or non-deductible contributions may be returned to a Participating Employer, and losses sustained by the Trust after the date of contribution shall proportionately reduce the amount that may be returned to a Participating Employer hereunder.

14.5 Masculine/Feminine; Singular/Plural. Wherever used herein, the masculine gender shall include the feminine, and the singular number or tense shall include the plural.

14.6 Missing Participant or Beneficiary. If, after reasonable efforts to do so, the Administrative
Committee is unable to locate any person to whom a benefit is payable hereunder, the benefit payable to such person shall be forfeited. If such person has not been located by the last day of the Plan Year in which such forfeiture occurs, the amount forfeited shall be allocated as of such day in accordance with Section
5.3(b). Any benefit that has been forfeited pursuant to this Section shall be restored and distributed if such person provides the Administrative Committee with his current address and any other information such Committee determines is necessary or desirable in connection with the restoration and distribution of the forfeited amount. Any restoration of benefits required under this Section shall be made in the manner described in the last two sentences of Section 6.2(b).

14.7 Notices and Elections. Any notice, election or designation required or permitted by Participants shall be made on the form prescribed for such purpose by the Administrative Committee. Except as otherwise provided in the Plan, any notice, election or designation by a Participant must be filed with the Administrative
Committee.

14.8    Top Heavy Rules.

(a)  When Applicable.  For any Plan Year the Plan is a
Top-Heavy Plan, the provisions of this Section shall supersede any conflicting provisions in the Plan.

(b)  Definition of Top-Heavy Plan.  The Plan is a "Top-
Heavy Plan" for any Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy
Ratio for the Aggregation Group exceeds 60%.

(c) Minimum Allocation. Except as provided in paragraph (d) of this Section, for each Plan Year the Plan is a Top-Heavy Plan, the Matching Contributions,
Profit Sharing Contributions, forfeitures and any special contribution made pursuant to Section 3.5 allocated on behalf of each Participant who is not a Key
Employee and who is employed by the Company or any Related Company on the last day of the Plan Year shall not be less than the lesser of: (1) 3% of such Participant's Covered Compensation; or (2) the highest percentage of any Key Employee's Covered Compensation that is provided by Deferred Pay Contributions, Matching
Contributions, Profit Sharing Contributions and forfeitures allocated to such Key Employee under the Plan for that Plan Year, unless the Participant is also a participant in a "defined benefit plan" (as defined in section 414(j) of the Code) to which contributions have been made by the Company or any Related Company, in which case the minimum allocation shall not be less than 5% of such Participant's Covered
Compensation.

(d) Minimum Benefit Under Other Plan. Paragraph (c) of this Section shall not apply to any Participant who participates in any other plan maintained by the Company or any Related Company that is qualified under section
401(a) of the Code and provides that the minimum allocation and vesting requirements of section 416 of the Code shall be met therein.

(e)  Effect on Combined Plan Limitation.  For any Plan
Year the Plan is a Top-Heavy Plan, the "defined benefit plan fraction" and the "defined contribution plan fraction" (as defined in section 415(e) of the Code) shall be computed, for purposes of Section 5.4(c), by substituting "1.0" for "1.25" each place it appears in section 415(e) of the Code; provided that such substitution shall not have the effect of reducing any Participant's accrued benefit under the Plan, determined as of the last day of the Plan Year immediately preceding the first Plan Year the Plan is a Top-Heavy
Plan.

(f) Special Definitions. The following terms are defined for purposes of this Section:

(1) "Aggregation Group" shall mean the following group of plans that are maintained by the Company or any Related Company and are qualified under section 401(a) of the Code:

(i) Each plan in which at least one Key Employee participates (a "Key Plan"), plus each other plan that enables a Key Plan to meet the requirements of section
401(a)(4) or 410 of the Code; or

(ii) At the Administrative Committee's election, all plans described in (i) above, plus any other plan or plans that meet the requirements of sections 401(a)(4) and 410 of the Code when considered together with the plans described in (i) above.

(2) "Determination Date" shall mean, for any Plan Year, the last day of the preceding Plan Year.

(3) "Key Employee" shall mean a "key employee" as defined in section 416(i) of the Code and the regulations promulgated thereunder.

(4) "Top-Heavy Ratio" shall mean the "top-heavy ratio" of the Aggregation Group, computed in accordance with section 416(g) of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing:
(i) the accrued benefit of any Employee who has not performed any services for the Company or any Related
Company during the five-year period ending on the Determination Date shall be included in the determination of the Top-Heavy Ratio in accordance with section 416(g)(4)(E) of the Code; (ii) rollover contributions shall be taken into account in accordance with section 416(g)(4)(A) of the Code; (iii) distributions from terminated plans shall be included in accordance with section 416(g)(3) of the Code; and (iv) the accrued benefit of any Employee who is not a Key
Employee for the current Plan Year, but was a Key
Employee for any prior Plan Year, shall be treated in accordance with section 416(g)(4)(B) of the Code.

14.9    Rollovers and Direct Transfers from Other Plans.

(a) In General. Notwithstanding any other provision of the Plan, the Trustee is authorized to accept a rollover contribution from any Participant, if such contribution is described in section 402(c)(1), 403(a)(4) or 408(d)(3) of the Code, or a direct transfer of an eligible rollover distribution described in section
401(a)(31) of the Code. The receipt of a rollover contribution or a direct transfer of assets under this Section shall be subject to the following conditions:

(1) No rollover or direct transfer may be in an amount less than $500;


(2) All rollovers and direct transfers must be made in cash or other property approved by the Administrative
Committee; and

(3) No amount may be rolled over or transferred directly to the Plan without the prior written consent of the Administrative Committee.

(b) Credited to Rollover Account. Any amount rolled over or transferred directly to this Plan pursuant to paragraph (a) of this Section shall be credited to a Rollover Account established for the Participant who made the rollover contribution or directed the transfer to be made.

(c) Investment of Rollover Accounts. Amounts credited to a Participant's Rollover Account pursuant to paragraph (b) of this Section shall be invested in accordance with his investment directions given pursuant to Section 7.

(d)  Distribution of Rollover Accounts.  A Participant's
Rollover Account shall be distributed at the same time, in the same manner and to the same persons as the rest of his Plan Accounts.

14.10   Compliance with Section 401(a)(9) of the
Code. Notwithstanding any other provision of the Plan to the contrary, all distributions from the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, including the minimum distribution incidental death benefit requirements of such regulations.

14.11   Benefits for Certain Reemployed Participants Who
Return from Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

14.12   Applicable Law and Severability.

(a) Applicable Law. The Plan shall be construed, administered and governed in all respects in accordance with ERISA, and, to the extent not preempted by ERISA, the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, the interpretation given thereto shall be consistent with the Plan being a "qualified" plan within the meaning of sections 401(a) and 401(k) of the Code.

(b) Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
TO RECORD THE ADOPTION OF THIS AMENDMENT AND RESTATEMENT
OF THE PLAN, the Company has caused this document to be executed by its duly authorized officer this 28th day of September, 1998.

DATRON SYSTEMS INCORPORATED


By:  /s/  WILLIAM L. STEPHAN